_______________________________________________________________________

CONFORMED COPY

Operation Number 36673

INVESTMENT AGREEMENT

among

BALYKSHY L.L.P.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated 28 June 2007

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______________________________________________________________________

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TABLE OF CONTENTS

ARTICLE I - DEFINITIONS	2
Section 1.01. Definitions	2
Section 1.02. Interpretation	6
ARTICLE II - REPRESENTATIONS AND WARRANTIES	8
Section 2.01. Representations Regarding the Project	8
Section 2.02. Representations Regarding the Company	10
Section 2.03. Representations Regarding the Agreements	14
Section 2.04. Acknowledgement and Warranty	16
Section 2.05. Repetition of Representations and Warranties	16
Section 2.06. Non-discharge of Warranties	17
ARTICLE III - INVESTMENT	17
Section 3.01. Investment by EBRD	17
Section 3.02. Release of Funds to the Company	18
Section 3.03. Escrow Account	20
Section 3.04. Anti-dilution	20
Section 3.05. Suspension and Cancellation	20
ARTICLE IV - CONDITIONS PRECEDENT	21
Section 4.01. Conditions Precedent	21
ARTICLE V - AFFIRMATIVE COVENANTS	26
Section 5.01. Environmental and Social Compliance	26

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Section 5.02. Costs and Expenses	27
Section 5.03. Furnishing of Information	27
ARTICLE VI - MISCELLANEOUS	31
Section 6.01. Notices	31
Section 6.02. English Language	32
Section 6.03. Rights, Remedies, and Waivers	32
Section 6.04. Governing Law	32
Section 6.05. Arbitration and Jurisdiction	33
Section 6.06. Privileges and Immunities of EBRD	34
Section 6.07. Successors and Assigns; Third Party Rights	34
Section 6.08. Entire Agreement; Amendment and Waiver	35
Section 6.09. Waiver of Sovereign Immunity	35
Section 6.10. Illegality	35
Section 6.11. Currency Indemnity	35
Section 6.12. Disclosure	36
Section 6.13. No Partnership or Agency	36
Section 6.14. Counterparts	36
Exhibit 1 Form of Contribution Request	38
Exhibit 2 Form of Certificate of Incumbency and Authority	40

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This INVESTMENT AGREEMENT, dated 28 June 2007 (this “Agreement”) is made among BALYKSHY LLP, a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan (the “Company”) and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty (“EBRD”).

RECITALS

WHEREAS:

(A)

As of the date of this Agreement, the amount of the charter capital of the Company (as defined below) is four hundred thousand Tenge (KZT 400,000). The charter capital of the Company is held in the following participation interest, fully paid and outstanding:

(i)	an interest in the amount of four hundred thousand Tenge (KZT 400,000), which represents one hundred per cent. (100%) of the charter capital of the Company, owned by CREL (as defined below).
(B)

Upon the terms and subject to the conditions of this Agreement, EBRD has agreed to make certain equity investments in the Company through the acquisition of a twenty two per cent. (22%) participation interest in the Company and the increase of the charter capital of the Company by an amount not exceeding ten million Dollars (USD 10,000,000) or the equivalent in Tenge.

(C)

The Company wishes to induce EBRD to acquire the participation interest referred to in (B) above, and in consideration of EBRD agreeing to acquire the participation interest referred to in (B) above upon the terms and subject to the conditions of this Agreement, the Company enters into this agreement to, inter alia, make the representations and warranties and give the undertakings set out in this Agreement as defined below.

(D)

It is the intention of the parties at the conclusion of the foregoing transaction that the participation interests in the Company will be held in the following proportions: (i) CREL: seventy eight per cent. (78%) and EBRD: twenty two per cent. (22%).

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

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Section 1.01. Definitions

Wherever used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

“Affiliate”	means, in respect of any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person;
“Annual Budget”	shall have the meaning set forth in the Loan Agreement;
“Authorisations”

any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with any Governmental Authority, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

“Business Day”

means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for the transaction of business in London, England, and Almaty, Republic of Kazakhstan, and on which commercial banks and foreign exchange markets settle payments in Dollars in New York, New York, USA;

“Business Plan”	shall have the meaning set forth in the Loan Agreement;
“Charter”

means, in respect of any company, corporation, partnership, governmental agency or other enterprise, its founding act, articles of incorporation and bylaws, memorandum and articles of association, charter, statutes or similar instrument;

“Charter Capital”

as of the date hereof shall have the meaning ascribed thereto in Section 2.02(c) (Charter Capital), except as such may be adjusted from time to time, pursuant to the terms and conditions of the Financing Agreements;

“Completion Guarantee”	shall have the meaning set forth in the Loan Agreement;
“Contingent Liabilities”

means any losses, claims, liabilities and damages which may be suffered or incurred by the holder of any participation interest in respect of any liabilities to a third party (which shall include any additional capital contributions outstanding in respect of that interest) as a result of that person’s ownership of that interest;

“Contribution”	means the completion of any contribution for the EBRD Interest on the relevant Contribution Date as specified in Section 3.02 (Release of Funds to the Company);
“Contribution Date”

means a date (which must be a Business Day), specified by the Company in the Contribution Request, the occurrence of which is subject to the fulfilment of all conditions precedent set forth in Section 4.01 (Conditions Precedent) and which shall be at least three Business Days after the fulfilment of such conditions precedent;

“Contribution Request”	means the request delivered by the Company to EBRD substantially in the form of Exhibit 1 (Form of Contribution Request);
“CREL”	means Caspian Real Estate Limited, a limited liability company organised and existing under the laws of the British Virgin Islands;
“Default”	shall have the meaning set forth in the Loan Agreement;
“Dollars”, “USD” or “$”	means the lawful currency of the United States of America from time to time;
“EBRD Contribution”	means the equivalent in Tenge of ten million Dollars (USD 10,000,000) to be contributed by EBRD to the Charter Capital of the Company for the EBRD Interest;
“EBRD Interest”	means the EBRD Interest to be acquired pursuant to Section 3.02 (Release of Funds to the Company);

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“Environmental Matter”	shall have the meaning set forth in the Loan Agreement;
“Escrow Account”	means the deposit account in the name of the Company to be established with the Escrow Bank in accordance with the Escrow Account Agreement;
“Escrow Account Agreement”

means the agreement to be entered into between the Company, EBRD and the Escrow Bank establishing the Escrow Account into which the EBRD Contribution shall be paid, which agreement shall be in form and substance satisfactory to EBRD;

“Escrow Bank”	means the bank selected by the Company and acceptable to EBRD at which the Company will open the Escrow Account;
“Environmental and Action Plan”	shall have the meaning set forth in the Loan Agreement;
“Financial Statements”

means the financial statements (including a balance sheet, income statement and statement of changes in financial position, and notes thereon) of the Company prepared in accordance with Generally Accepted Accounting Principles;

“Financial Year”	means the period commencing each year on 1 January and ending on the following 31 December;
“Financing Agreements”

means this Agreement; the Put Option Agreement; the Shareholders’ Agreement; the Foundation Agreement; the Escrow Account Agreement; the Loan Agreement, the Completion Guarantee, the Share Retention Deed, the Subordination Deed, the Security Documents, any other agreements entered into in connection with this Agreement, the Financing Agreements or the Project and entered into between or among (1) the Company and/or the Sponsor and/or CREL and/or any other party and (2) EBRD; and notices, certificates and applications issued by the Company, the Sponsor, CREL or any other party to EBRD in connection with any of the foregoing;

“Foundation Agreement”

means the foundation agreement of the Company, as agreed between and adopted by the participants on the date of execution or forthwith following the execution of this Agreement, as amended or extended from time to time, which foundation agreement shall be in form and substance satisfactory to EBRD;

“Generally Accepted Accounting Principles”	means Generally Accepted Accounting Principles in the United States, consistently applied;
“General Meeting of Participants”	means the general meeting of participants of the Company;
“Governmental Authority”

means the government of any nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies), and all officials, agents and representatives of each of the foregoing;

“HSBK Loan Agreement”	means the loan agreement dated 11 January 2007 between Halyk Bank and the Company for a loan in the aggregate maximum principal amount of up to USD2,000,000;
“Kazakhstan”	means the Republic of Kazakhstan;
“License(s)”	shall have the meaning set forth in the Loan Agreement;

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“Lien”

means any mortgage, pledge, charge, privilege, priority, hypothecation, encumbrance, assignment, lien, attachment, set-off or other security interest of any kind or any other agreement or arrangement having the effect of conferring security upon or with respect to, or any segregation of or other preferential arrangement with respect to, any present or future assets, revenues or rights, including, without limitation, any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy;

“Loan Agreement”	means the loan agreement dated 21 December 2006 between the Company and EBRD, as amended on 28 June 2007;
“Project”

means the construction, equipment and placing into operation of the marine support and supply base of Bautino to be located in the Kazakh sector of the North Caspian Sea coast, near the village of Atash;

“Project Agreements”	shall have the meaning set forth in the Loan Agreement;
“Put Option Agreement”	means the put option agreement to be entered into between the Sponsor and EBRD, which agreement shall be in form and substance satisfactory to EBRD;
“Security Documents”	shall have the meaning set forth in the Loan Agreement;
“Shareholders Agreement”	means the shareholders agreement to be entered into between the Sponsor, CREL and EBRD, which agreement shall be in form and substance satisfactory to EBRD;
“Share Retention Deed”	shall have the meaning set forth in the Loan Agreement;
“Site”	shall have the meaning set forth in the Loan Agreement;
“Social Matter”	shall have the meaning set forth in the Loan Agreement;
“Sponsor”	means Caspian Services Inc., a corporation organised and existing under the laws of the State of Nevada, United States of America;
“Subordinated Debt”	shall have the meaning set forth in the Loan Agreement;
“Subordination Deed”	shall have the meaning set forth in the Loan Agreement;
“Subsidiary”

means, with respect to any entity, any other entity over fifty per cent. (50%) of whose capital is owned, directly or indirectly by such entity or which is otherwise effectively controlled by such entity;

“Tax” or “Taxes”	means any tax, royalty, stamp or other duty, assessment, levy, charge, value added tax, or impost of any nature whatsoever (including any related penalty or interest) imposed under any law; and
“Tenge” or “KZT”	shall mean the lawful currency of the Republic of Kazakhstan from time to time.

Section 1.02. Interpretation

In this Agreement:

(a)     unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

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(b)     a reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article or Section of, or Schedule to, this Agreement;

(c)     a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(d)     a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(e)     the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

(f)      any reference to “law” means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(g)     any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(h)     the terms “include” and “including” shall be deemed to be followed by the words “without limitation” where not so followed;

(i)      the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise;

(j)      “the knowledge of the Company”, “to the Company’s knowledge”, or “to the best of the Company’s knowledge” or similar expressions related to the knowledge of the Company shall always include the best knowledge of such party after due and careful inquiry and investigation;

(k)	all exhibits, supplements and amendments hereto shall form an integral part of

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this Agreement; and

(l)      the equivalent in Tenge of a USD amount shall mean the equivalent as calculated using the exchange rate available to EBRD two (2) Business Days prior to the payment of such amount.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations Regarding the Project

The Company represents and warrants as follows:

(a)     Project Description. The Project conforms in all material respects with the detailed description contained in the Business Plan furnished by the Company to EBRD (subject to any modifications to which EBRD may agree in writing).

(b)     Estimated Project Costs. As of the date of this Agreement, the total estimated cost of the Project is the equivalent of eighty million five hundred and ten thousand Dollars (USD 80,510,000) as follows:

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Item	USD (‘M)	% of Total
1. Land	8.70	10.8%
2. Dredging	3.12	3.9%
3. Service Jetty and Jetty Services	7.85	9.8%
4. Reclaim and Wharf	4.88	6.1%
5. Breakwater	2.63	3.3%
6. Civil Works and Site Services	5.64	7.0%
7. Fuel, Water and Waste Storage	2.10	2.6%
8. Energy Centre and Fire Protection	2.28	2.8%
9. Warehouse, Offices and Transit Lounge	4.91	6.1%
10. Desalinisation Plant	2.27	2.8%
11. Professional Services and Insurance	5.41	6.7%
12. Preliminaries and Start Up Costs	10.87	13.5%
13. Import and Local VAT & Customs	10.93	13.6%
14. Transaction Costs and Contingencies	8.92	11.0%
Total Project Cost	80.51	100%

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(c)	Financing Plan. The proposed sources of financing for the Project are as follows:
Source	USD (‘M)%
Equity
a. Sponsor
A Land Contribution	8.70	10.8%
B Cash Equity (see Note 1)	29.81	37.0%
b. EBRD	10.00	12.4%
Total Equity	48.51	60.2%
Senior Debt
EBRD
A Loan	16.00	19.4%
B Loan	16.00	19.4%
Total Debt	32.00	39.8%
Total Financing	80.51	100%

Note 1: The Cash Equity amount of USD29.81 million may include all audited historical Project Costs as set out in 2.01(b) of this Agreement incurred by the Sponsor or its Affiliates.

Section 2.02.	Representations Regarding the Company

The Company represents and warrants as follows:

(a)     Incorporation. The Company is a limited liability partnership duly organised and validly existing under the laws of the Republic of Kazakhstan and registered with all relevant registration bodies in the Republic of Kazakhstan. The Company has full power to own the properties which it owns or will own for the purposes of any Financing Agreement and to carry out the business which it carries out or proposes to carry out for the purposes of any Financing Agreement.

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(b)	Subsidiaries. The Company has no Subsidiaries.

(c)     Charter Capital. The Company has a charter capital of four hundred thousand Tenge (KZT 400,000) (the “Charter Capital”). As of the date of this Agreement, the sole participant in the Company is CREL. All in-kind capital contributions by CREL have been made for full commercial value and all Kazakhstan legal requirements in connection therewith have been complied with in full. There are no options, warrants or instruments convertible into participation interests, agreements requiring the Company to issue loan capital or other agreements relating to the existing participation interest of the Company or any rights attributable other than as provided in this Agreement. No person has any right (other than as a participant) to share in the profits of the Company. The EBRD Interest will rank pari passu in all respects with the other interest.

(d)     Directors and Officers. As of the date hereof, the Director of the Company is Paul Roberts.

(e)     Financial Statements. The balance sheet of the Company as at 30 June 2006 presents fairly the financial position of the Company as of the date of such balance sheet. The Company had, as of the date of such balance sheet, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheet or the notes thereto. Since the date of such balance sheet, the Company has not suffered any material adverse change in its business, operations or financial condition, incurred any substantial or unusual loss or liability or undertaken, or agreed to undertake any substantial or unusual obligation except under the Financing Agreements or Project Agreements.

(f)      Title to Assets. The Company owns and has good and marketable title to the Site and to all of the other assets with a book value in excess of one hundred thousand Dollars (USD 100,000) each, necessary to enable it to continue to run its business as now conducted and as contemplated to be conducted for the Project and in particular, but without prejudice to the foregoing, the assets, the ownership of which is reflected in the most recent balance sheet referred to in Section 2.02(e) (Financial Statements) or will be reflected in the Company’s balance sheet upon acquisition. All such assets of the Company are (i) free from any Liens other than a Permitted Lien and (ii) free from any restrictions or covenants which might have a material adverse effect on the Project or the Company’s business, operations or financial condition or the ability of the Company to perform any of its material obligations under any Financing Agreement or Project Agreement.

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(g)     Material Contracts. As of the date hereof, the Company is not a party to, or committed to enter into, any agreement, other than the Financing Agreements, the HSBK Loan Agreement and the Project Agreements: (1) that involves the payment of more than USD 100,000 (or the equivalent thereof in other currencies) per year or in the aggregate more than USD 1,000,000 (or equivalent thereof in other currencies) over the term of such agreement; or (2) that relates to the Project. The Company is not a party to any contract or arrangement which is not in the ordinary course of business, on ordinary commercial terms and on the basis of arm’s length arrangements.

(h)     Compliance with Law. The Company is not in violation of any law applicable to it presently in effect. To the best knowledge of the Company, having made due inquiry, no law has been proposed or is expected which may have a material adverse effect on the Project or the Company’s business, operations or financial condition or the ability of the Company to perform any of its material obligations under any Financing Agreement or Project Agreement. All tax returns and reports of the Company required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Company, its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest. The statutory and minute books of the Company have been properly written up and contain a true, accurate and complete record of the matters which should be dealt with in such books and no notice or allegation that any of them is incorrect or should be rectified has been received. The Company is in compliance with all applicable laws addressing money laundering. Neither the Company nor any of its officers, directors or authorised employees, agents or representatives has:

(1)

paid, promised to pay or offered to pay, or authorised the payment of, any commission, bribe, pay-off or kickback in connection with its business or operations that violates any applicable law or entered into any agreement pursuant to which any such commission, bribe, pay-off or kickback may or will at any time be paid; or

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(2)

offered or given any thing of value to influence the action of a public official, or threatened injury to person, property or reputation, in connection with its business or operations in order to obtain or retain business or other improper advantage in the conduct of business.

(i)      Government Approvals. No government licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by the Company of any Financing Agreement to which it is a party or the validity or enforceability thereof or the completion of the Contribution by EBRD except for: registration of the Loan Agreement and EBRD’s direct investment in the Company with the relevant branch of the National Bank of the Republic of Kazakhstan, registration of the Security Documents with the appropriate registry, and re-registration of the Company and registration of the amendment to the Charter of the Company with the Department of Justice in Kazakhstan.

(j)      No Default. The Company is not in breach of or in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound (including under any Financing Agreement or Project Agreement) where such default would have a material adverse effect on the Project or the Company’s business, operations or financial condition or the ability of the Company to perform any of its material obligations under any Financing Agreement or Project Agreement.

(k)     Environmental Compliance. The Company and its businesses, operations, assets, equipment, property, leaseholds and other facilities are in material compliance with the provisions of all applicable laws relating to Environmental Matters and Social Matters. The Company has been issued all required Authorisations relating to, and has received no complaint, order, directive, claim, citation or notice from any Governmental Authority with respect to, air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, health and safety, employment conditions, the protection of indigenous peoples, cultural property, resettlement of persons or any other Environmental Matter or Social Matter.

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(l)      Litigation. The Company is not engaged in, or, to the best of the Company’s knowledge, having made due inquiry, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which might have a material adverse effect on the Project or the Company’s business, operations or financial condition or the ability of the Company to perform any of its material obligations under any Financing Agreement or Project Agreement.

(m)    Charter.         The Charter of the Company delivered pursuant to Section 4.01 (Conditions Precedent) is true, complete and accurate in all respects and has embodied in it or annexed to it true, accurate and complete copies of all resolutions, agreements and consents required by law to be so embodied or annexed.

(n)     Insolvency. No decree or order by a court has been entered against the Company adjudging the Company bankrupt or insolvent or ordering the winding up or liquidation of its affairs; nor has a petition been filed seeking reorganisation, administration, arrangement, adjustment, composition or liquidation of or in respect of the Company under any applicable law; nor has a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official been appointed over or in respect of the Company or any substantial part of its property or assets; nor has the Company instituted proceedings to be adjudicated bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings against it, or filed a petition or answer or consent seeking reorganisation, administration, relief or liquidation under any applicable law, or consent to the filing of any such petition or to the appointment of a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official of the Company or of any substantial part of its property, or made an assignment for the benefit of creditors, or admitted in writing its inability to pay its debts generally as they become due; nor has any other event occurred which under any applicable law would have an effect analogous to any of the events listed in this Section.

Section 2.03. Representations Regarding the Agreements

The Company represents and warrants as follows:

(a)     Corporate Power. The Company has the corporate power to enter into and perform its obligations under any Financing Agreement and Project Agreement to which it is a party.

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(b)     Due Authorisation; Enforceability; No Conflict. The Financing Agreements and Project Agreements to which the Company is a party have been duly authorised by the Company. This Agreement has been duly executed by the Company and, subject to the reservations and qualifications set out in the legal opinions of the legal counsel to EBRD and provided under Article IV (Conditions Precedent), this Agreement constitutes, and the other Financing Agreements and Project Agreements to which the Company is a party, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The making of this Agreement and the other Financing Agreements and Project Agreements to which the Company is a party and the compliance with the terms thereof:

(1)	will not result in violation of its Charter, the Licenses or any provision contained in any law applicable to the Company;
(2)

will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company or any of its assets is bound; and

(3)

will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument.

(c)       Governmental Authorisations. No Authorisations from any Governmental Authority are required for (i) the due execution, delivery or performance by the Company of any Financing Agreement, or the validity or enforceability thereof, except for the registration of the Loan Agreement and EBRD’s direct investment in the Company with the National Bank of Kazakhstan, the registration of the Security Documents with the appropriate registry, and re-registration of the Company with the Department of Justice in Kazakhstan; or (ii) the due execution and delivery or performance by the Company of any Project Agreement, or the validity or enforceability thereof, except for the registration of the amendment to the Charter of the Company with the Department of Justice in Kazakhstan; (iii) the carrying out of the Project or the carrying on of the business of the Company as it is carried on or is contemplated to be carried on, except solely for this sub-clause (iii), for those Authorisations, other than the Licenses, consents or permits which are not necessary at the time this representation is made (or repeated) and which are of a routine or minor nature and are customarily granted in due course after

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timely application, or which need only be obtained as the Project progresses or after construction is completed and in respect of which the Company is not aware of any reason for it being unable to obtain in due course such Authorisation.

(d)       Financing Agreements and Project Agreements. The Financing Agreements and Project Agreements are in full force and effect without modification from the form referred to in Section 1.01 (Definitions). There has occurred no breach, and no event which with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a breach, of any of the Financing Agreements. There has occurred no breach, and no event which with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a breach of any of the Project Agreements where such breach would have a material adverse effect on the Project.

(e)       Taxes. There is no Tax of any Governmental Authority to be imposed on or by virtue of the execution, delivery or performance of this Agreement or any other Financing Agreement or Project Agreement or any transaction contemplated thereby to ensure the legality, validity, enforceability or admissibility in evidence thereof in the Republic of Kazakhstan.

(i)        Pre-emption Rights. All pre-emption rights or rights of first refusal of any existing participant of the Company have been exercised or irrevocably waived by the parties entitled thereto.

Section 2.04. Acknowledgement and Warranty

The Company acknowledges that it has made the representations and warranties contained in Sections 2.01 (Representations Regarding the Project), 2.02 (Representations Regarding the Company) and 2.03 (Representations Regarding the Agreement) with the intention of inducing EBRD to enter into this Agreement and that EBRD has entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Company hereby represents, warrants and undertakes to EBRD that each of such representations and warranties is true and correct and that it has no knowledge of any additional facts or matters the omission of which makes any of such representations and warranties materially misleading or which would or might reasonably be expected to affect the judgement of a prospective investor considering investing in the Company.

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Section 2.05. Repetition of Representations and Warranties

(a)     For the purposes of, and in connection with, the Contribution or the payment of the EBRD Contribution (as the case may be) to be made under this Agreement, the representations and warranties contained in Sections 2.01 (Representations Regarding the Project), 2.02 (Representations Regarding the Company) and 2.03 (Representations Regarding the Agreement) shall be deemed to be repeated, and expressed to be effective, on and as of the date of the Contribution Request and the Contribution Date.

(b)     If any of such representations and warranties is no longer valid as of or prior to any Contribution Date or any payment made by EBRD in relation thereto, the Company shall immediately notify EBRD and the Company shall, upon demand by EBRD, cancel the Contribution and repay all or any portion of the EBRD Contribution together with any costs, expenses, interests, or duties paid or incurred by EBRD in connection with such Contribution or any portion thereof, made prior to receipt of such notice.

Section 2.06. Non-discharge of Warranties

EBRD shall be entitled to take action in respect of any breach or non-fulfilment of any of the representations, warranties, undertakings, covenants or agreements on the part of the Company contained in or made pursuant to this Agreement both before and after any Contribution Date and such action may be taken after any Contribution Date in respect of any breach or non-fulfilment known to or discoverable by the Company on or before the Contribution Date and any Contribution shall not constitute a waiver of any of EBRD’s rights.

ARTICLE III - INVESTMENT

Section 3.01. Investment by EBRD

(a)     Upon the terms and subject to the conditions of this Agreement, EBRD agrees to make the EBRD Contribution in exchange for the EBRD Interest as the result of which the Charter Capital of the Company will increase by an amount that shall not exceed the equivalent in Tenge of ten million Dollars (USD 10,000,000).

(b)     In accordance with Section 3.01(a) above, EBRD shall, on the Contribution Date and subject to compliance with Section 3.01(c):

(1)	agree to make the EBRD Contribution in exchange for the EBRD Interest in one instalment upon the Company’s request; and

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(2)	pay into the Escrow Account upon and subject to the terms of the Escrow Account Agreement an amount equal to the EBRD Contribution.

(c)     Upon the terms and subject to the conditions of this Agreement, on or prior to the Contribution Date, the following events shall occur in the following order:

(1)	the Company shall open the Escrow Account with the Escrow Bank on terms and conditions specified in Section 3.03 (Escrow Account) below;
(2)

the Company shall provide to EBRD a copy, certified as a true and correct copy by a duly authorised officer of the Company, of the resolution of CREL specified in Section 4.01(e) (Resolution of the Sole Participant);

(3)	EBRD shall transfer to the Escrow Account in Tenge the EBRD Contribution;
(4)

the Escrow Bank shall credit the amount paid to the Escrow Account of the Company, in full payment of the EBRD Contribution and shall deliver receipts to EBRD evidencing the payment of the proceeds into the Escrow Account; and

(5)	the Company shall apply for a registration certificate from the National Bank of the Republic of Kazakhstan of EBRD’s direct investment in the Company; and
(6)

the Company shall promptly take all necessary actions to re-register itself and register the amendment to its Charter, which would reflect the increase of the Charter Capital of the Company by the amount of the EBRD Contribution and the ownership by EBRD of the EBRD Interest as required by the laws of Kazakhstan.

Section 3.02. Release of Funds to the Company

(a)     The amounts deposited in such Escrow Account as and for payment for the EBRD Interest shall be released to the Company on the date that EBRD has confirmed in writing to the Escrow Bank that it has received:

(i)

a notarised copy of the Company’s Charter together with the notarised copy of the amendments to the Company’s Charter as registered with the appropriate authorities in the Republic of Kazakhstan, evidencing the

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increase in the Charter Capital of the Company by the amount of the EBRD Contribution, which registration is evidenced by the stamp of such appropriate authorities, and a notarised certificate of state re-registration of the Company related to the acceptance of EBRD as a participant in the Company;

(ii)	an original of the Foundation Agreement duly notarised by a notary in the Republic of Kazakhstan, evidencing the sole ownership by EBRD of the EBRD Interest;
(iii)	an original statement issued by the Company certifying that EBRD is the sole owner of the EBRD Interest; and
(iv)

such other evidence that EBRD may reasonably require to confirm that the Company was duly re-registered and the amendment to the Charter was duly registered and that the EBRD Interest has been duly and validly authorized, issued and delivered and that all legal requirements in connection therewith have been complied with in full; and

(v)	the Company shall have obtained a registration certificate from the National Bank of the Republic of Kazakhstan of EBRD’s direct investment in the Company.

(b)     If the Company: (i) fails to apply for re-registration and/or registration of the amendment to the Charter and such failure continues for fourteen (14) days from the Contribution Date, or, (ii) is unable to re-register itself and/or register the amendment to its Charter and such failure continues for sixty (60) days from the Contribution Date, or (iii) fails to provide the evidence required by EBRD in accordance with Section 3.02(a) above and such failure continues for sixty (60) days from the Contribution Date, EBRD may require the Escrow Bank to return all of the amounts representing the EBRD Contribution paid into the Escrow Account in accordance with Section 3.01(c)(4), plus interest from the date of payment at the rate agreed in the Escrow Agreement. Following EBRD’s receipt of the amounts representing the EBRD Contribution, EBRD shall promptly calculate the equivalent of such amounts in Dollars at the exchange rate reflected on the website of the National Bank of the Republic of Kazakhstan on the date of such receipt and the Company hereby agrees to indemnify EBRD for any loss that would have been incurred by EBRD from such Dollar amount being less than the Dollar amount originally paid by EBRD to purchase the EBRD Contribution.

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Section 3.03. Escrow Account

(a)     The Company shall open the Escrow Account on terms and conditions agreed with the Escrow Bank and acceptable to EBRD. Any terms and conditions not specifically agreed shall be governed by the regulations of the Escrow Bank.

(b)     The Escrow Account shall be interest bearing at an interest rate agreed between the Company and the Escrow Bank and acceptable to EBRD. All interest paid on the EBRD Contribution while on deposit in the Escrow Account shall be payable to EBRD at the time the EBRD Contribution is released from the Escrow Account.

Section 3.04. Anti-dilution

Until the EBRD Interest has been paid for and the relevant capital increase registered with the appropriate authority or the right of the Company to require EBRD to acquire the EBRD Interest has been cancelled as provided in Section 3.05 (Suspension and Cancellation), whichever shall first occur, the Company shall not, except in accordance with the provisions of this Agreement or unless EBRD shall otherwise agree:

(a)	increase its Charter Capital;
(b)	admit any new participants to the Company; or

(c)     take any other action by amendment of its Charter or through reorganisation, consolidation, sale of participation interests, merger or sale of assets, or otherwise which might result in a dilution of the interest in the Company represented by the EBRD Interest.

Section 3.05. Suspension and Cancellation

Without prejudice to any rights or remedies available to EBRD under this Agreement, any other Financing Agreement, applicable law or otherwise, EBRD may, by notice to the Company, suspend or cancel its obligation to acquire the EBRD Interest, prior to re-registration of the Company and registration of the amendment to the Charter of the Company reflecting the increase of the Charter Capital of the Company by the amount of the EBRD Contribution and the ownership by EBRD of the EBRD Interest with the appropriate authority, as follows:

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(a)     if the EBRD Contribution under Section 3.01 (Investment by EBRD) shall not have been made by the first anniversary of the signing of this Agreement, or such other date as may be agreed by the parties hereto; or

(b)     if an event occurs which constitutes a breach of this Agreement, any other Financing Agreement or any of the Project Agreements; or

(c)     if at any time there shall have occurred an event which might have a material adverse effect on the Project, the business, operations or financial condition of the Company, the Sponsor or CREL or on the ability of the Company, the Sponsor or CREL to perform any of its obligations under any Financing Agreement or Project Agreement; or

(d)     if the Board of Governors of EBRD shall have decided in accordance with Article 8, paragraph 3, of the Agreement Establishing the European Bank for Reconstruction and Development that access by the Republic of Kazakhstan to EBRD resources should be suspended or otherwise modified; or

(e)     if the representations and warranties made or confirmed in, or pursuant to, Article II (Representations and Warranties) shall be false or incorrect when made or deemed repeated.

Upon the giving of such notice, the right of the Company to require EBRD to acquire the EBRD Interest shall be suspended or cancelled as EBRD may elect. The exercise by EBRD of the right of suspension shall not preclude EBRD from exercising its right of cancellation as provided in this Agreement, either for the same or another reason, and shall not limit any other provision of this Agreement. The Company agrees that EBRD will have no liability to the Company for any loss, expense, claim, damage or liability (whether actual or contingent, economic or otherwise) which the Company may suffer, sustain or incur as a consequence of, or resulting from, or in respect of, or following any suspension and/or cancellation by EBRD pursuant to this Section 3.05, notwithstanding that same may have occurred for reasons unconnected with, or beyond the control of, the Company.

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ARTICLE IV - CONDITIONS PRECEDENT

Section 4.01.	Conditions Precedent

The obligation of EBRD to make the EBRD Contribution for the EBRD Interest and thereby to increase the charter capital of the Company shall be subject to the prior fulfilment, in form and substance satisfactory to EBRD, of the following conditions precedent (which EBRD, at its sole discretion, may choose by notice in writing, to waive in whole or in part):

(a)       Financing Agreements. EBRD shall have received duly executed originals of this Agreement and the following agreements:

(1)	the Put Option Agreement;
(2)	the Shareholders Agreement;
(3)	the Escrow Account Agreement;
(4)	the Loan Agreement;
(5)	the Completion Guarantee;
(6)	the Share Retention Deed;
(7)	the Subordination Deed; and
(8)	the Security Documents.

(b)     Project Agreements. EBRD shall have received certified copies of each of the Project Agreements.

(c)     Charter. EBRD shall have received certified copies of the Charter (and, if relevant, certificate of registration or re-registration and good standing) of the Company and at the request of EBRD, any other parties to the Financing Agreements and Project Agreements. The Charter of the Company shall be provided in the Russian language together with an English translation thereof certified to be a true and correct translation by an officer of the Company.

(d)     Corporate Authorisations. EBRD shall have received certified copies of all corporate (including, if required, shareholder) Authorisations necessary for the due execution, delivery and performance of the Financing Agreements and Project

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Agreements, and any other documents in implementation thereof, by the Company, the Sponsor and CREL and for the transactions contemplated thereby, including the Authorisations of the persons signing the Financing Agreements and Project Agreements to sign such documents and to bind the respective parties thereby.

(e)     Resolution of the Sole Participant. Without prejudice to Section 4.01(d) (Corporate Authorisations), EBRD shall have received copies, certified as true and correct copies by a duly authorised representative of the Company, of the resolutions of CREL for:

(1)	increasing the current Charter Capital of the Company by an amount equal to the EBRD Contribution, for the sole purpose of accepting EBRD as a participant in the Company;
(2)	the allotment of the EBRD Interest to EBRD;
(3)	the relevant EBRD Contribution which shall not exceed USD10,000,000;
(4)

an amendment to the Charter of the Company and the entering into of the Foundation Agreement with respect to the increase of the Charter Capital of the Company and the ownership by EBRD of the EBRD Interest; and

(5)	such other matters as may be required for the Contribution.
(f)	Specimen Signatures. EBRD shall have received:
(1)	a certificate of incumbency and authority of the Company substantially in the form of Exhibit 2 (Form of Certificate of Incumbency and Authority); and
(2)

a certificate of an appropriate officer of the Sponsor and CREL certifying the specimen signature of each person authorised to sign, on behalf of such party, the Financing Agreements and Project Agreements to be entered into and performed by such party.

(g)       Governmental Authorisations. EBRD shall have received certified copies of all Authorisations necessary for the execution, delivery and performance of the Financing Agreements and Project Agreements by the Company, the Sponsor and CREL, and for the transactions contemplated thereby, including, without limitation:

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(1)	the acquisition of the EBRD Interest by EBRD;
(2)	the carrying out of the Project and the Financing Plan;
(3)

the remittance to EBRD in convertible currency of all moneys payable in respect of the EBRD Interest, including without limitation, dividends, distributions in the event of liquidation and the proceeds from the sale of the EBRD Interest, including the amounts originally invested and any capital gains;

(4)	the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on; and
(5)

any further licenses, approvals, contents, filings and registrations which are necessary for the execution, delivery and performance of the Financing Agreements and the Project Agreements by the Company, the Sponsor, CREL and any other parties thereto and for the transactions contemplated thereby;

other than those Authorisations which are not necessary at the time of the proposed Contribution Date and which are of a routine or minor nature and are customarily granted in due course after timely application, or which need only be obtained as the Project progresses or is completed and in respect of which the Company is not aware of any reason for it being unable to obtain in due course such Authorisation.

(h)       Process Agent Appointments. EBRD shall have received written confirmation from the agents for service of process appointed by the Company, the Sponsor and CREL pursuant to the Financing Agreements of their acceptances of such appointments.

(i)        Legal Opinions. EBRD shall have received the following legal opinions regarding such matters incident to the transactions contemplated by the Financing Agreements as EBRD reasonably requests:

(1)	the opinion of Chadbourne & Parke, special Kazakhstan counsel to EBRD;
(2)	the opinion of Chadbourne & Parke, special English counsel to EBRD;
(3)	the opinion of Appleby Hunter Bailhache, special British Virgin Islands

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counsel to EBRD; and

(4)	the opinion of Hale Lane Peek Dennison and Howard, special Nevada, United States of America counsel to EBRD.

(j)        Environmental and Social Action Plan. EBRD shall have received evidence satisfactory to it that the Company has adopted in full the Environmental and Social Action Plan.

(k)       Continuing Validity of Documents. All agreements, documents and instruments delivered to EBRD pursuant to this Section 4.01 shall be in full force and effect and unconditional (except for this Agreement having become unconditional, if that is a condition of any such agreement).

(l)        Representations and Warranties. The representations, warranties and undertakings made or confirmed by the Company, the Sponsor and/or CREL in the Financing Agreements shall be true on and as of the Contribution Date with the same effect as though such representations and warranties had been made on and as of such Contribution Date.

(m)      No Default. None of the Company, the Sponsor or CREL is in violation of its Charter or in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound (including under any Financing Agreement) and none of the Company, the Sponsor or CREL shall, as a result of this Agreement or the transaction contemplated thereby, be in violation of its Charter, any provision contained in any agreement or instrument to which it is a party (including this Agreement) or by which it is bound or any law applicable to it.

(n)       No Material Adverse Change. Nothing shall have occurred which, in the reasonable opinion of EBRD, would have a material adverse effect on the Project, the business, operations or financial condition of the Company, the Sponsor or CREL or the ability of the Company, the Sponsor or CREL to perform any of its obligations under any Financing Agreement or Project Agreement.

(o)       No Liens or Liabilities. The EBRD Interest shall be free of any Liens and Contingent Liabilities.

(p)       Percentage Holding. The EBRD Interest shall represent a twenty two per cent. (22%) participation interest in the Charter Capital of the Company.

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(q)       No Pre-emption Rights. EBRD shall have received such evidence as it deems satisfactory that CREL has waived any rights of pre-emption conferred upon it by the Charter of the Company or by any agreement with any other party or by operation of law with respect to the relevant Contribution.

(r)        Overdue Payment. No amount then due and payable to EBRD from the Company, the Sponsor, or CREL under any arrangement shall be outstanding.

(s)       Contribution Request. EBRD shall have received a Contribution Request substantially in the form of Exhibit 1 (Form of Contribution Request) at least ten (10) Business Days prior to the proposed Contribution Date.

(t)        Equity Financing. EBRD shall have received (i) a letter from the Auditors of the Company confirming that an equity contribution of USD29,810,000 referred to in the Financing Plan detailed in Section 2.01(c) of this Agreement shall have been contributed by, or on behalf of, CREL to the Company in full and (ii) a certified copy of a notification certificate of the National Bank of the Republic of Kazakhstan evidencing such equity contribution.

(u)       Other. EBRD shall have received such other documents and legal opinions as EBRD may reasonably request.

ARTICLE V - AFFIRMATIVE COVENANTS

As long as EBRD holds the EBRD Interest in the Company and unless EBRD otherwise agrees:

Section 5.01. Environmental and Social Compliance

(a)     Except as otherwise specified in the Environmental and Social Action Plan, the Company shall carry out the Project in accordance with the environmental, health and safety regulations and standards in effect from time to time in the jurisdiction in which the Project is located and the European Union environmental and health and safety standards existing on the date hereof (or, in the event that such European Union standards do not exist, as set forth in the applicable environmental guidelines of the World Bank Group) and the International Finance Corporation’s Safeguard Policies on Indigenous Peoples, Involuntary Resettlement and Cultural Property as referred to in EBRD’s Environmental Policy as of the date hereof . The Company shall make the

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environmental and social impact assessment for the Project available at a publicly accessible location at or near the site of the Project.

(b)     The Company shall observe all applicable laws and standards on employment, including those relating to the employment of children and young people, discrimination at work, and forced labour. Such applicable laws and standards shall include (i) the International Labour Organisation’s fundamental conventions concerning the abolition of child labour, the elimination of discrimination at the workplace and the elimination of forced and compulsory labour and (ii) national law.

(c)     The Company shall not undertake any hazardous waste disposal activities as part of its business or operations.

(d)     Without limiting the foregoing, the Company shall diligently implement and adhere to the Environmental and Social Action Plan.

Section 5.02. Costs and Expenses

The Company shall, whether or not the EBRD Contribution is made, pay to EBRD or as EBRD may direct, within thirty (30) days of EBRD furnishing to the Company the invoice, all documented and reasonable out-of-pocket costs and expenses (including, without limitation, travel expenses and the fees and expenses of outside counsel to EBRD and all other financial, accounting, engineering, environmental, insurance and other consulting fees and expenses) incurred by EBRD in connection with:

(1)	the assessment, preparation, negotiation and arrangement of the EBRD Contribution by EBRD;
(2)	the preparation, review, negotiation, execution and, where appropriate, registration and notarisation of the Financing Agreements, the Project Agreements and any other documents related thereto; and
(3)	the giving of any legal opinions hereunder.

Section 5.03. Furnishing of Information

(a)     As soon as available but, in any event, within sixty (60) days after the end of each quarter of each Financial Year, the Company shall furnish to EBRD:

(1)	two copies of the Company’s unaudited Financial Statements for such quarter, in a form satisfactory to EBRD and, if requested by EBRD, certified by an officer of the Company;

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(2)

a management discussion and analysis of results for such quarter, including a report on any factors materially and adversely affecting or which might materially and adversely affect the Company’s business, operations or financial condition or a statement that there are no such factors;

(3)

a statement of all transactions and transfers between the Company and each of its Affiliates and CREL during such quarter detailing all such transactions and transfers which individually exceeded two hundred and fifty thousand Dollars (USD250,000) or in aggregate exceeded two hundred and fifty thousand Dollars (USD250,000) (or the equivalent thereof in other currencies at then current rates of exchange) or a statement that the aggregate value of such transaction was less than two hundred and fifty thousand Dollars (USD250,000);

(4)

(commencing on the date of this Agreement and continuing during implementation of the Project) a report, in a form satisfactory to EBRD, on the implementation and progress of the Project, including a report on any factors materially and adversely affecting or which might materially and adversely affect the Project or the implementation of the Financing Plan or a statement that there are no such factors; and information on the identity and nationality of the contractor and the value of the contract in respect of any contract awarded by the Company relating to the Project (A) which is in respect of construction or works and has a value in excess of USD500,000 (or the equivalent thereof in other currencies a then current rates of exchange), or (B) which is in respect of the purchase of goods or the provision of consultancy services with a value in excess of USD500,000 (or the equivalent thereof in other currencies at then current rates of exchange); and

(b)     As soon as available but, in any event, within hundred and twenty (120) days after the end of each Financial Year, the Company shall furnish to EBRD:

(1)	two copies of the Company’s audited Financial Statements for such Financial Year, together with a report of the Auditors thereon, all in a form satisfactory to EBRD; and
(2)	a management letter from the Auditors commenting on, among other matters, the adequacy of the Company’s financial control procedures and

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accounting systems, together with a copy of any other communication sent by the Auditors to the Company or to its management in relation to the Company’s financial, accounting and other systems, management and accounts.

(c)     As soon as available but, in any event, within sixty (60) days after the end of each Financial Year, the Company shall furnish to EBRD a report, in form and scope satisfactory to EBRD, on Environmental Matters and Social Matters arising in relation to the Company or the Project during such Financial Year, including:

(1)

information on compliance by the Company with environmental regulations and standards mentioned in Section 5.03 (Environmental and Social Compliance) of the Loan Agreement, including the status of any Authorisation required for the Project, the results of any inspections carried out by environmental authorities, any violations of such environmental regulations and standards and remedial action relating thereto and any fines imposed for any such violations;

(2)	information on implementation of the Environmental and Social Action Plan, including any proposed changes to actions, schedules or costs;
(3)	a summary of any material notices, reports and other communications on Environmental Matters or Social Matters submitted by the Company to any environmental authorities;
(4)

information on the health and safety record of the Project, including the rate of accidents and any initiatives in relation to health and safety matters which have been implemented or planned by the Company;

(5)	a summary of any changes in laws relating to Environmental Matters or Social Matters which may have a material effect on the Project; and
(6)	copies of any information on Environmental Matters or Social Matters periodically submitted by the Company to the general public or its participants.

(d)     Within thirty (30) days after the effective date of any new or renewed insurance policy, the Company shall furnish to EBRD an original certificate from the Company’s insurer or insurance broker, indicating the properties insured, amounts and risks covered, names of the loss payees, beneficiaries and assignees, name of the insurer and

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any special features of the new or renewed insurance policy, together with a certified copy of such insurance policy.

(e)     Immediately upon the occurrence of any incident or accident relating to the Company or the Project which is likely to have a material adverse effect on the environment, health or safety, the Company shall give EBRD notice thereof by facsimile transmission or telex specifying the nature of such incident or accident and any steps the Company is taking to remedy the same. Without limiting the generality of the foregoing, an incident or accident is likely to have a material adverse effect on the environment, health or safety if any applicable law requires notification of such incident or accident to any governmental authority, such incident or accident involves fatality or multiple serious injuries requiring hospitalisation or such incident or accident has become public knowledge whether through media coverage or otherwise.

(f)      The Company shall furnish promptly to EBRD two (2) copies of all notices, reports and other communications of the Company to its shareholders and the minutes of all shareholders’ meetings. Without limiting the foregoing, the Company shall, on or before the date that it gives official notice to its shareholders of any shareholders’ meeting, furnish EBRD, by facsimile transmission or telex, with notice of such meeting and the agenda thereof.

(g)     For the period commencing on the Contribution Date and ending on the third anniversary of the Contribution Date, the Company shall as soon as available but, in any event, within 15 days before the end of each month promptly furnish to EBRD the monthly management accounts of the Company prepared in the normal course of business.

(h)       As soon as available but, in any event, within sixty (60) days before the end of each Financial Year commencing prior to the Project Completion Date, the Company shall furnish to EBRD its Construction Budget for the following Financial Year.

(i)        As soon as available but, in any event, within sixty (60) days before the end of each Financial Year, the Company shall furnish to EBRD its Annual Budget for the following Financial Year.

ARTICLE VI - MISCELLANEOUS

Section 6.01. Notices

Any notice, request or other communication to be given or made under this

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Agreement to the Company or EBRD shall be in writing. Except as otherwise provided in this Agreement, such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, airmail or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication.

For the Company:

Balykshy LLP

3rd Floor

174B Furmanov Street

Almaty

Republic of Kazakhstan

Attention:	Paul Roberts, Director
Fax:	+7 (327) 272 8450

For EBRD:

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Facsimile:	(44-20) 7338 6100
Attention:	Operations Administration Unit

Section 6.02. English Language

(a)	This Agreement is executed in the English language only.

(b)       Except as otherwise provided herein, all documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translation shall be the governing version between the parties hereto, unless such document is a constitutional, statutory or other official document..

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Section 6.03. Rights, Remedies, and Waivers

(a)       The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Company, the Sponsor, and/or CREL, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of EBRD in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b)       No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any breach under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise of any such right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall effect or impair any right, power or remedy of EBRD in respect of any other default.

The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

Section 6.04. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England, except to the extent that Kazakhstan law requires that Kazakhstan law govern the acceptance of EBRD as a second participant in the Company as is contemplated under this Agreement.

Section 6.05.	Arbitration and Jurisdiction

(a)    Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Company agrees that it

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will not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement or Project Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement or Project Agreement shall be prima facie evidence of such amount.

(b)    Notwithstanding Section 6.05(a), this Agreement and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, the British Virgin Islands, United States of America (or in any other courts having jurisdiction). For the benefit of EBRD, the Company hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. The Company hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Company covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in any legal action or proceeding brought by EBRD in England in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Company in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Company irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 6.06. Privileges and Immunities of EBRD

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the

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Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 6.05(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 6.05(a).

Section 6.07. Successors and Assigns; Third Party Rights

(a)     This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Company may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of EBRD.

(b)     EBRD may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Company.

(c)     Except as provided in Section 6.07(a) or (b), none of the terms of this Agreement are intended to be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

Section 6.08. Entire Agreement; Amendment and Waiver

This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Agreement (including, without limitation, this Section 6.08) shall be in writing, signed by EBRD and, in the case of an amendment, by the Company.

Section 6.09. Waiver of Sovereign Immunity

The Company represents and warrants that this Agreement and the issuance of the EBRD Interest are commercial rather than public or governmental acts and that the Company is not entitled to claim immunity from legal proceedings with respect to itself

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or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement. To the extent that the Company or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Company hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement.

Section 6.10. Illegality

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

Section 6.11. Currency Indemnity

(a)       If the Company is required to pay any amount to EBRD under or in connection with this Agreement and the Company pays such amount, in a currency other than Dollars, the Company, shall:

(1)	indemnify EBRD for any losses resulting from a payment being received under this Agreement in such currency or in a place other than the place specified by EBRD; and
(2)

pay such additional amount as is necessary to enable EBRD to receive, after conversion to Dollars at a market rate available to EBRD and transfer to such place, the full amount due to EBRD hereunder or in connection herewith in Dollars and at the place specified by EBRD.

(b)       For purposes of converting any amount due to EBRD pursuant to this Agreement, the equivalent in Dollars of any amount denominated in any currency other than Dollars shall be determined by using the rate of exchange at which EBRD is able to purchase Dollars with that currency.

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Section 6.12. Disclosure

EBRD may disclose such documents, information and records regarding the Company and this transaction (including, without limitation, copies of any Financing Agreements) as EBRD deems appropriate in connection with any dispute involving the Company or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD’s rights under any Financing Agreement or collecting any amount owing to EBRD.

Section 6.13. No Partnership or Agency

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 6.14. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BALYKSHY LLP

By: [signature] Name: Paul Roberts Title: Director

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

By: [signature] Name: Matteo Colangeli Title: Principal Banker

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EXHIBIT 1

FORM OF CONTRIBUTION REQUEST

[To Be Typed on Letterhead of the Company]

[Date]

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Reference:	Request for Contribution
Operation No 36673

Sir/Madam:

1.      Please refer to the Investment Agreement (the “Investment Agreement”) dated [____________], between European Bank for Reconstruction and Development (“EBRD”) and the undersigned Company (the “Company”).

2.      Expressions defined in the Investment Agreement shall bear the same meanings herein.

3.      In accordance with the provisions of the Investment Agreement [and the enclosed resolution of the [General Meeting of Participants]], the Company hereby requests the contribution by EBRD for the EBRD Interest on or prior to [______], as follows:

EBRD Contribution:	USD 10,000,000 (payable in the equivalent in Tenge)
Date needed:	_______________
At Escrow Bank	_______________
Address:	_______________
Account:	_______________

4.         For purposes of Section 4.01 of the Investment Agreement, the Company hereby represents and warrants that:

(a)     the representations and warranties deemed to be repeated pursuant to Section 2.05 of the Investment Agreement are true and correct on and as of the date of Contribution Request;

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(b)     immediately after the requested contribution, EBRD will not have contributed for a higher proportion of the Charter Capital of the Company than the proportion to be subscribed by EBRD in accordance with the Financing Plan;

(c)     all Financing Agreements and Project Agreements, each in form and substance satisfactory to EBRD, are in full force and effect;

(d)     each of the parties to each and all of the Financing Agreements and Project Agreements delivered pursuant to Section 4.01 of the Investment Agreement is in compliance with all affirmative and negative covenants of, and has furnished all information required under all Financing Agreements and Project Agreements;

(e)     the proceeds of the EBRD Contribution are needed for purposes of the Project;

(f)      nothing has occurred which might have a material adverse effect on the Project, the business, operations or financial condition of the Company, the Sponsor or CREL or the ability of the Company, the Sponsor or CREL to perform any of its obligations under any Financing Agreement or Project Agreement.

Yours faithfully,

BALYKSHY L.L.P.

By:	_________________

Authorised Representative

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EXHIBIT 2

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[To Be Typed on Letterhead of the Company]

[Date]

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Operation No 36673
Subject:	Certificate of Incumbency and Authority

Sir/Madam:

With reference to the Investment Agreement, dated [_________] (the “Investment Agreement”) between Balykshy L.L.P. (the “Company”) and the European Bank for Reconstruction and Development (“EBRD”), I, the undersigned [President]/[Chairman of the Supervisory Board]/[Director] of the Company, duly authorised by its [General Meeting of Participants] [Supervisory Board], hereby certify that the following are the names, offices and true specimen signatures of the persons, any [one]/[two] of whom is and shall continue to be (until EBRD shall have received actual written notice from the Company that they or any of them no longer continue to be) authorised, on behalf of the Company, [individually]:

(1)	to sign any Contribution Requests, certifications, letters or other documents to be provided under the Investment Agreement or any other agreement to which EBRD and the Company may be party; and
(2)	to take any other action required or permitted to be taken by the Company under the Investment Agreement or any other agreement to which EBRD and the Company may be party:

NAME	OFFICE	SPECIMEN SIGNATURE
............................................
............................................
............................................
............................................
............................................
............................................

IN WITNESS WHEREOF, I have signed my name on the date first above written.

Yours faithfully,

BALYKSHY L.L.P.

By:	____________

Name:

Title:	[President]
[Director]

_________________________

Designation may be changed by the Company at any time by providing a new Certificate of Incumbency and Authority to EBRD.

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